Exhibit 10.1

FIRST AMENDMENT

TO

SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This First Amendment to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this ____ day of May, 2013 (the “First Amendment Effective Date”), by and between Silicon Valley Bank (“Bank”) SONIC FOUNDRY, INC., Maryland corporation (“Sonic Foundry”), and SONIC FOUNDRY MEDIA SYSTEMS, INC., a Maryland corporation (“Sonic Systems” and together with Sonic Foundry, jointly and severally, individually and collectively, the “Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of June 27, 2011 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) extend the maturity date, (ii) decrease the interest rate, (iii) remove the former sub-limits under the Revolving Line, and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.2 (Letters of Credit Sublimit), Section 2.1.3 (Foreign Exchange Sublimit) and Section 2.1.4 (Cash Management Services Sublimit). Sections 2.1.2, 2.1.3 and 2.1.4 of the Loan Agreement are hereby amended in their entirety and replaced with the following:

“2.1.2 [Reserved].

2.1.3 [Reserved].

2.1.4 [Reserved].”

2.2 Section 2.3 (Payment of Interest on the Credit Extensions). Section 2.3(a)(i) is amended in its entirety and replaced with the following:

“(i) Advances. Subject to Section 2.3(b), from and after the First Amendment Effective Date, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one and one-quarter percent (1.25%); provided, that during a Streamline Period, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus three-quarters of one percent (0.75%), which interest shall in any event be payable monthly, in arrears, in accordance with Section 2.3(f) below.

2.3 Section 2.4(e) (Unused Revolving Line Facility Fee). Section 2.4(e) is amended in its entirety and replaced with the following:

“(e) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to seventeen and one-half one hundredths of one percent (0.175%) per annum of the average unused portion of the Revolving Line. The unused portion of the Revolving Line, for purposes of this calculation, shall equal the difference between (x) the Revolving Line amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balance of the Revolving Line outstanding plus, to the extent applicable, the Term Loan Reserve Amount. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder;”

2.4 Section 3.4(a) (Procedures for Borrowing). Section 3.4(a) is amended in its entirety and replaced with the following:

“(a) Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Pacific time on the Funding Date of the Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Transaction Report executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.”

2.5 Section 4.1 (Grant of Security Interest). Section 4.1 is amended in its entirety and replaced with the following:

“4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its business judgment), to secure all of the Obligations relating to such Letters of Credit.”

2.6 Section 4.2 (Priority of Security Interest). The second paragraph of Section 4.2 is deleted in its entirety.

2.7 Section 6.6 (Access to Collateral; Books and Records). Section 6.6 is amended in its entirety and replaced with the following:

“6.6 Access to Collateral; Books and Records. At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. Such audits shall be conducted no more often than twice per year (once per year so long as a Streamline Period remains in effect), unless an Event of Default has occurred and is continuing. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedule the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

2.8 Section 7.7 (Distributions; Investments). Section 7.7 is amended in its entirety and replaced with the following:

“7.7 Distributions; Investments. Borrower shall not do any of the following without Bank’s prior written consent, which consent shall not be unreasonably withheld or delayed, (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock; provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the shares of its common stock, so long as (X) Borrower can demonstrate pro forma compliance with the financial covenants contained in Section 6.9, after giving effect to such proposed repurchase (including, without limitation, Debt Service Coverage Ratio of at least 1.25:1.00); (Y) an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase; and (Z) such repurchase does not exceed in the aggregate of One Million Dollars ($1,000,000) during the term of this Agreement; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.”

2.9 Section 9.1(Rights and Remedies). Sections 9.1(c) and 9.1(d) are amended, each in its entirety, and replaced with the following:

“(c) demand that Borrower (i) deposit cash with Bank in an amount equal to at least 105% (110% for Letters of Credit denominated in a currency other than Dollars), of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d) terminate any foreign exchange forward contracts;”

2.10 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus the Term Loan Reserve Amount minus (b) the outstanding principal balance of any Advances.

“Credit Extension” is any Advance, Letter of Credit, Prior Term Loan, Term Loan 2011 Advance, foreign exchange forward contracts, amount utilized for cash management services, or any other extension of credit by Bank for Borrower’s benefit.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Loan Documents” are, collectively, this Agreement, any Bank Services Agreements, the Perfection Certificate, each IP Agreement, each Subordination Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower, any Guarantor and/or for the benefit of Bank in connection with this Agreement and/or Bank Services, all as amended, restated, or otherwise modified.

“Revolving Line Maturity Date” is October 1, 2015.

2.11 Section 13 (Definitions). The following new terms and their respective definitions are hereby inserted in Section 13.1, each in its applicable alphabetical order:

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“First Amendment Effective Date” is May ____, 2013.

2.12 Section 13 (Definitions). The following definitions are deleted in their entirety:

“Cash Management Services” is defined in Section 2.1.4.

“FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.

“FX Forward Contract” is defined in Section 2.1.3.

“FX Reserve” is defined in Section 2.1.3.

“FX Reduction Amount” is defined in Section 2.1.3.

“Letter of Credit Application” is defined in Section 2.1.2(a).

“Letter of Credit Reserve” has the meaning set forth in Section 2.1.2(d).

2.13 Compliance Certificate. The Compliance Certificate attached as Exhibit C to the Loan Agreement is deleted in its entirety and replaced with Exhibit A attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of each Intellectual Property Security Agreement, each dated as of June 16, 2008 between each respective Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreements (a) contain an accurate and complete listing of all respective Intellectual Property Collateral, as defined in such Intellectual Property Security Agreement, and (b) shall remain in full force and effect.

6. No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

7. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) updated Secretary’s Corporate Borrowing Certificates for each Borrower (with updated attachments, if necessary), (c) Certificates of Good Standing and Foreign Qualification, as applicable, (d) updated Perfection Certificates for each Borrower, (e) updated evidence of insurance, and (f) Bank’s legal fees and expenses incurred in connection with the existing Loan Documents and this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By
Name:
Title:

BORROWER

SONIC FOUNDRY, INC.

By
Name:
Title:

SONIC FOUNDRY MEDIA SYSTEMS, INC.

By
Name:
Title:

Exhibit A to First Amendment

EXHIBIT C

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:

FROM:        SONIC FOUNDRY, INC.

            SONIC FOUNDRY MEDIA SYSTEMS, INC.

The undersigned authorized officer of SONIC FOUNDRY, INC. and SONIC FOUNDRY MEDIA SYSTEMS, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 15 days	Yes No
Transaction Reports	Weekly (monthly within 15 days during a Streamline Period) and with each request for a Credit Extension	Yes No
Projections	Within fifteen (15) following approval by the Borrower’s board of directors, and in any event within fifteen (15) days after the end of each fiscal year of Borrower, and as amended and/or updated	Yes No
The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

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Financial Covenant	Required	Actual	Complies
Maintain as indicated:
Minimum Adjusted Quick Ratio (monthly)	1.75:1.00	_____:1.0	Yes No
Minimum Debt Service Ratio (monthly)	1.25:1.00	_____:1.0	Yes No
Maximum Term Debt (at all times)	$2,400,000	$_______	Yes No

Performance Pricing

	Term Loan 2011	Revolving Line	Applies
Adjusted Quick Ratio > 2.00:1.00	Prime + 3.25%	Prime +0.75%	Yes No
Adjusted Quick Ratio < 2.00:1.00	Prime + 3.75%	Prime + 1.25%	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

SONIC FOUNDRY, INC. SONIC FOUNDRY MEDIA SYSTEMS, INC.

By:
Name:
Title:

BANK USE ONLY

Received by:
AUTHORIZED SIGNER

Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status:    Yes    No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ____________________

I.	Adjusted Quick Ratio (Section 6.9(a))

Required:	An Adjusted Quick Ratio of at least 1.75:1.00.

Actual:

A.	Aggregate value of Borrower’s unrestricted cash at Bank	$_____

B.	Aggregate value of the net billed accounts receivable of Borrower	$_____

C.	Quick Assets (the sum of lines A plus B)	$_____

D.	Aggregate value of Obligations to Bank	$_____

E.	Without duplication, Aggregate value of liabilities of Borrower and its Subsidiaries (including all Indebtedness) that matures within one (1) year and current portion of Subordinated Debt permitted by Bank to be paid by Borrower	$_____

F.	Current Liabilities (the sum of lines D plus line E)	$_____

G.	Current portion of Deferred Revenue	$_____

H.	Adjusted Current Liabilities (line F minus line G).	$_____

I.	Adjusted Quick Ratio (line D divided by line H), expressed as a ratio	____:1.00

Is line I equal to or greater than 1.75:1:00?

_____ No, not in compliance                                _____ Yes, in compliance

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II.                Debt Service Coverage Ratio (Section 6.9(b))

Required: Maintain, as of the last day of each fiscal month, measured on a trailing three (3) month basis ending as of the date of measurement, maintain a ratio of EBITDA divided by Debt Service (the “Debt Service Coverage Ratio”) of at least 1.25:1.00.

Actual: All amounts measured on a trailing three (3) month basis

A.	EBITDA	$_____

B.	all regularly scheduled payments of principal and interest of Indebtedness of Borrower and its Subsidiaries determined on a consolidated basis due within the trailing three (3) month period ended as of such date of measurement.	$_____

C.	Debt Service Coverage Ratio (line A divided by line B)	____:1.00

Is line C equal to or greater than 1.25:1.00?

_____ No, not in compliance; Term Loan Reserve Period in effect.                                 _____ Yes, in compliance.

If not in compliance, no Event of Default shall be deemed to have occurred and be continuing solely as a result of Borrower’s failure to maintain such Debt Service Coverage Ratio, but only to the extent that Borrower immediately enters into a Term Loan Reserve Period and no other Event of Default has occurred and is continuing or would immediately occur as a result of entering into such Term Loan Reserve Period; including, without limitation, an “Overadvance as describe in Section 2.2.

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III.                Maximum Term Debt (Section 6.9(c))

Required: The outstanding principal balance of the Term Loan 2011 plus the outstanding principal balance of the Prior Term Loan plus the outstanding principal balance of all PFG Subordinated Debt shall not exceed Two Million Four Hundred Thousand Dollars ($2,400,000) at any time.

Actual:

A.	Outstanding principal balance of the Term Loan 2011	$_____

B.	Outstanding principal balance of the Prior Term Loan	$_____

C.	Outstanding principal balance of all PFG Subordinated Debt	$_____

D.	All other balance sheet term debt of Borrower	$_____

E.	Total Term Debt (line A plus Line B plus line C plus line D)	$_____

Is line E equal to or less than $2,400,000?

_____ No, not in compliance                                _____ Yes, in compliance